CONSULTING AGREEMENT


      CONSULTING AGREEMENT dated as of March 7, 1996 between RhoMed Incorporated, a New Mexico corporation (the "Corporation"), and Buck A. Rhodes (the "Consultant").
                             W I T N E S S E T H :

           WHEREAS, the Corporation wishes to engage the Consultant, and the Consultant wishes to be retained by the Corporation, on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

      1.   Position and Responsibilities.

      1.1. The Corporation hereby appoints the Consultant, and the Consultant hereby accepts such appointment, to act as a consultant to the Corporation, and to perform for the Corporation duties and functions as reasonably assigned from time to time by the Chief Executive Officer or any person designated by the Chief Executive Officer.

           1.2. The Consultant shall devote at least 21 hours per week and his best efforts to the business and affairs of the Corporation and to the promotion of its interests.






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           2.   Term.

           2.1. The term of this Agreement shall commence on the date hereof and shall terminate on the second anniversary of the date hereof, unless sooner terminated as provided in this Agreement (the "Term").

           2.2 The Corporation shall have the right to terminate this Agreement for Cause (as hereinafter defined) or the Consultant's Disability (as hereinafter defined), such termination to be effective on the date on which notice is given or as of such later date otherwise specified in the notice (the "Termination Date").

           2.3 For purposes of this Agreement, the term "Cause" shall mean fraud or dishonesty or acts of gross negligence in the course of providing the Consultant's services herein; misrepresentation to directors; failure to comply with a written direction of the Chief Executive Officer of the Corporation or any person designated by the Chief Executive Officer to assign duties and functions to the Consultant, which shall not be cured within 10 days after written notice of such failure; a material breach of this Agreement; or the commission of a felony. Any dispute, controversy or claim relating to the determination that the Corporation had Cause to terminate the Consultant's appointment shall be finally settled under the rules of the American Arbitration Association (the "AAA") in effect from time to time. A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by the AAA. The arbitrator may grant any remedy that he deems just and equitable

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within the scope of this Agreement, including specific performance. The award of the arbitrator shall be final and binding and judgement thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.

             3.  Compensation.

             3.1. The Corporation, subject to Article 4, shall pay to the Consultant for the services to be rendered by the Consultant hereunder $82,000.00 per annum. The fee shall be payable in equal monthly installments of $6,833.33 each, commencing after the expiration of the "Revocation Period" (as hereinafter defined).

             3.2 The Corporation, in addition to the fee provided for in
Section 3.1, shall pay to the Consultant on or before July 1, 1996, the sum of $51,023.41, such payment representing unpaid salary that accrued prior to the date hereof.

             3.3 The Corporation shall pay the Consultant the sum of $36,000 if the Consultant resigns from the Board of Directors of the Corporation on or before May 15, 1996, such payment representing severance compensation for such resignation.

             3.4 The Corporation shall reimburse the Consultant for one-half of all premiums incurred by the Consultant to maintain the $1 million key-man life insurance policy issued on June 6, 1995, procured from Allied Life Insurance Company.

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             3.5 During the Term, the Consultant shall be entitled to
participate in any medical insurance program available to employees of the Corporation if he is eligible under the terms and conditions thereof. If the Consultant is not eligible to participate in such insurance program and elects to continue his medical insurance coverage for 18 months pursuant to the COBRA law, the Consultant shall be reimbursed for the cost of such medical insurance coverage, in an amount equal to the cost to the Corporation of providing medical insurance coverage for an employee in such insurance program for the period represented by such reimbursement, for 18 months from the date of this Agreement. After such 18 month period has expired and until the end of the Term, the Corporation shall reimburse the Consultant for the expenses of obtaining medical insurance in a maximum amount equal to and on the basis as the last reimbursement to the Consultant for medical insurance coverage pursuant to the Cobra law as set forth in the preceding sentence.

             3.6 The Corporation shall reimburse the Consultant for all documented business expenses reasonably and necessarily incurred by the Consultant in the performance of his duties hereunder, including business travel expenses.

             3.7 The Consultant shall be entitled to appropriate office space and secretarial assistance.

             4.  Payments Upon Termination.

             4.1 If prior to the second anniversary of the date hereof, the Corporation terminates the Consultant other than for

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Cause or for the Consultant's Disability (as hereinafter defined), the
Corporation shall continue to pay the Consultant pursuant to Section 3.1 until the second anniversary of the date hereof as if such termination had not occurred, but shall have no other obligations under any other provision of
Article 3. If such termination is for Cause or for the Consultant's Disability (as hereinafter defined), the Corporation's obligations under Article 3 cease as of the Termination Date.

             4.2 If the Consultant dies prior to the second anniversary of the date hereof, the Corporation's obligations under Article 3 cease as of the date of the Consultant's death.

             4.2 "Disability" as used herein shall mean any condition whereby the Consultant is unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for an aggregate period of 180 days during any continuous twelve-month period.

             5.  Confidential Information.

             5.1. The Consultant shall not (during the Term or after the termination hereof) directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by the Consultant or which come into the Consultant's possession during the Term are and remain the property of the Corporation and upon termination of this Agreement all such records, including Confidential

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Information and copies thereof, shall be returned to the Corporation.

             5.2. The term "Confidential Information" shall mean information disclosed to the Consultant or known, learned, created or observed by him as a consequence of or through this Agreement, not generally known or available from published sources in the relevant trade or industry, about the Corporation's business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, medical research, trade secrets, confidential know-how, techniques, systems, software programs, works of authorship, specifications, data, drawings, sketches, documentation, formulas, discoveries, designs, finances, accounting, methods, processes, business plans, client or supplier lists and records, potential client or supplier lists, and client or supplier billing.

             6.  Non-Compete.

             6.1. So long as the Corporation continues to pay the Consultant under Section 3.1 and, to the extent applicable, for the period specified in
Section 6.2, the Consultant shall not, without the prior written approval of the Board, for any reason whatsoever, directly or indirectly:

                 i) Own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director, officer or employee of, or a consultant to, any business enterprise which may be deemed "competitive" (as

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hereinafter defined) with any business engaged in by the Corporation. Nothing in this paragraph shall preclude the Consultant from holding an interest of less than 5% of a publicly owned company or business entity.

             6.2. If the Corporation terminates this Agreement for Cause, the provisions of Section 6.1 shall be applicable for twelve months after the date of such termination.

             6.3. A business shall be considered "competitive" with the business of the Corporation if it is located anywhere in the world and is engaged in the development, manufacture, production, distribution or marketing of radiopharmaceutical or peptide drugs intended to diagnose or treat diseases, including, without limitation, infection, cancer and blood clots.

             7.  Proprietary Rights and Information in Respect of
Inventions, etc.

             7.1 In consideration of the Consultant's appointment to act as a consultant to the Corporation and of the compensation provided for herein the Consultant for his services in the course of such appointment and for being permitted access to information pertaining to the Corporation's business, the Consultant hereby agrees:

             (A) To promptly disclose in detail and in writing to the Corporation, each Invention (as hereinafter defined) that the Consultant alone or with others makes or conceives during the Term whether or not made or conceived during working hours, which pertains to the Corporation's business or its actual or

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demonstrably anticipated research or development or is aided by the use of time, materials or facilities of the Corporation and the Consultant will without further consideration other than reimbursement of his expenses to the extent hereinafter provided, assign (and does hereby assign) to the Corporation or its nominee, all right, title and interest in each such Invention and will, at all times, whether during or after the Term, execute, acknowledge and deliver such assignment affidavits and other instruments prepared by the Corporation or its nominee and do such other things as will assist the Corporation or its nominee to obtain patents on each such Invention and Inventions developed by the Consultant which pertain to the Corporation's business or its actual or demonstrably anticipated research and development, or that were developed with the aid of use of time, materials or facilities of the Corporation, in any and all countries. The expenses for which the Corporation or its nominees shall be obligated to reimburse the Consultant shall be limited to mailing charges and notary fees and to such payments to others that the Corporation or its nominee has given the Consultant prior written authorization to mail. The Corporation shall have no right of ownership in an Invention, and no assignment to the Corporation in accordance with this paragraph is required, if it is determined that such Invention is: an Invention for which no equipment, supplies, facility, or trade secret information of the Corporation was used and which was developed entirely on the Consultant's own time, and (a) which does not relate (1) to the Corporation's business or (2) to the Corporation's actual or

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demonstrably anticipated research or development or (b) which does not result from any work permitted by the Consultant for the Corporation.

             (B) To assign to the Corporation all of the Consultant, right, title and interest in and to all work that pertains to the Corporation's business or demonstrably anticipated research or development of the Corporation or that is aided by the use of time, material or facilities of the Corporation, unless the Corporation expressly waives, in writing, its right, title and interest to such work.

             (C) To make and maintain adequate and current written records of all Inventions, in the form of note sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to the Corporation at all times.

             (D) At the Corporation's expense, to assist the Corporation in every proper way to obtain and to help the Corporation enforce any and all patents, copyrights, and other legal protection for the Corporation's Inventions in any and all countries and to execute any documents that the Corporation may reasonably request for use in enforcing such patents, copyrights and other legal protection. The Consultant acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of his services to the Corporation, and that are protectable by copyright are "works for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101), subject to the good faith negotiation of

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fair market royalty payments to the Consultant by the Corporation for such work.

             (E) Not to disclose or utilize in work at the Corporation any confidential information of third parties, including prior employers, or any Inventions or copyrightable work of the Consultant which are not within the scope of this Consulting Agreement.

             (F) To notify the Corporation in writing before the Consultant makes any disclosure or performs or causes to be performed any work for or on behalf of the Corporation which appears to threaten or conflict with:

             (1) rights the Consultant claims in any Invention or idea (a) conceived by the Consultant or others prior to the Consultant's "Prior Employment" (as hereinafter defined) by the Corporation, or (b) otherwise outside the scope of this Consulting Agreement, or

             (2) rights of others arising out of obligations incurred by the Consultant, (a) prior to this Consulting Agreement, or (b) otherwise outside the scope of this Consulting Agreement. In the event of the Consultant's failure to give notice under the circumstances specified in (1) of the foregoing, the Corporation may assume that no conflicting invention or idea exists, and the Consultant agrees that the Consultant will make no claim against the Corporation with respect to the use of any such Invention or idea in any work or live product of any work which the Consultant

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performs or causes to be performed for or on behalf of the Cor-
poration;
             7.2 For purposes hereof, the term "the Corporation's business" shall include the business of developing, manufacturing, producing, distributing and marketing radiopharmaceutical and peptide drugs intended to treat diseases, including, without limitation, infection, cancer and blood clots.
             7.3 As used herein, "Inventions" shall mean any and all inventions and discoveries, technological innovations including improvements, original works of authorship, designs, formulae, processes, computer programs, databases, and trade secrets and related proprietary information and materials, in each case regardless of whether patented or unpatented.

             8.  Acknowledgment Release.

             8.1. The Consultant acknowledges that on March 7, 1996, he resigned his employment as President of the Corporation (the "Prior Employment"). As a material inducement to the Corporation to enter into this Agreement and to give him the payments and benefits described above, the Consultant forever releases and discharges the Corporation and each of the Corpora- tion's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in

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concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, that the Consultant, his issue, heirs, representatives, successors, agents, executors, administrators or assigns, ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including but not limited to, claims arising out of his Prior Employment by the Corporation and the termination of such employment, including any claims for unpaid wages, back pay, commissions, vacation pay, severance or other compensation, or any claims for alleged violation of any contracts, express or implied, or any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Corporation's right to terminate employees, and any federal, state or other governmental statute, regulation, or ordinance, including without limitation: Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Equal Pay Act, and the Rehabilitation Act of 1973, excluding, however, any matter relating to the expiration of the Consultant's stock options to purchase shares of the Corporation's common stock. This covenant shall not apply to actions for breach of this Agreement.

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             8.2. The Consultant, for himself, his heirs, assigns and legal representatives, hereby covenants and represents that he has not instituted, and will not institute, any complaints, claims, charges or lawsuits, with any governmental agency or any court, against the Corporation, by reason of any claim present or future, known or unknown, arising from or related in any way to his Prior Employment with the Corporation or the termination of such employment, or any relationship, association, or transaction to date between the parties hereto or any of their predecessors or their respective agents, employees or officers, excluding, however, any matter relating to the expiration of the Consultant's stock options to purchase shares of the Corporation's common stock. This covenant shall not apply to actions for breach of this Agreement.

             8.3 The Consultant has 21 days from the date on which a copy of this Agreement has been delivered to him to consider whether to sign it. In addition, if the Consultant returns to the Corporation a signed copy of this Agreement, he has 7 days following the date of such return (the "Revocation Period") to deliver to the Corporation a notice of revocation. This Agreement will not be effective or enforceable until the expiration of the Revocation Period.

             9. Relationship. The Consultant shall be an independent contractor and not an employee of the Corporation.
Nothing herein shall serve to create a relationship of partnership or joint venture between the parties. The Consultant

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shall not be an agent of the Corporation and shall have no power to bind or otherwise obligate the Corporation in any manner without the prior consent of the Corporation.

             10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Consultant shall not assign or transfer this Agreement or its rights or obligations hereunder without the Corporation's prior consent.

             11. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 6 hereof.

             12. Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

             13. Interpretation. In case any one or more of the provisions contained in this Agreement, including, without limitation, the provisions of Article 6, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement, including,

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without limitation, the provisions of Article 5, shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
             14. Notices. All notices and consents under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail or when delivered by hand or recognized overnight courier service, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

             To the Corporation:

             Edward J. Quilty
             RhoMed Incorporated
             214 Carnegie Center, Suite 100
             Princeton, New Jersey  08540


             with a copy to

             Eric J. Wallach, Esq.
             Rosenman & Colin LLP
             575 Madison Avenue
             New York, New York  10022


             To the Consultant:

             Buck A. Rhodes
             3212 Rio Grande Boulevard, N.E.
             Albuquerque, New Mexico  87107


provided, however, that any notice of change of address shall be effective only upon receipt.

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             15.   Waivers.  If any party should waive any breach
of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

             16. Complete Agreement; Prior Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by the parties hereto.

             17.   Governing Law.  This Agreement is to be
governed by and construed in accordance with the laws of New York without giving effect to principles of conflicts of law.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      RHOMED INCORPORATED



                                      By: /s/ Edward J. Quilty
                                         ----------------------------
                                         Edward J. Quilty


                                      By: /s/ Buck A. Rhodes
                                         ----------------------------
                                         Buck A. Rhodes
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